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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported)        July 16, 1996

                            BERKSHIRE HATHAWAY INC.
             (Exact name of registrant as specified in its charter)

             Delaware                   1-10125          04 2254452
   (State or other jurisdiction       (Commission      (IRS Employer
        of incorporation)            File Number)   Identification No.)

           1440 Kiewit Plaza, Omaha, NE                           68131
     (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code     (402) 346-1400

        (Former name or former address, if changed since last report.)

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ITEM 5.

         On January 2, 1996, the Registrant consummated its merger with GEICO Corporation. That significant acquisition was reported on Forms 8-K to the Securities and Exchange Commission ("SEC") on January 16, 1996 and March 26, 1996. The merger agreement is incorporated by reference. See Exhibit 2. Generally accepted accounting principles currently require that prior year financial statements be restated when control of a business is obtained on a "step-by-step" basis. Accordingly, Registrant's Consolidated Financial Statements have been restated to account for Berkshire's previous investment in GEICO common stock under the equity method. The principal effect of the restatement was to decrease shareholders' equity as of December 31, 1995 by about $478 million from the amount reported in Berkshire's Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 1995. This filing provides restated Consolidated Financial Statements of Registrant from those which were included in its Annual Report on Form 10-K for the year ended December 31, 1995. Registrant is filing this Current Report on Form 8-K to ensure that its restated Consolidated Financial Statements are available to the public although such financial statements are not currently required to be filed with the SEC.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

     2 Agreement and Plan of Merger dated as of August 25, 1995, between the Registrant and GEICO Corporation. Incorporated by reference to
          Exhibit 1 to the Registrant's Form 8-K dated August 25, 1995.

    23    Independent Auditors' Consent

    99 Restated Consolidated Balance Sheets of Berkshire Hathaway Inc. as of December 31, 1995 and 1994, and the related Restated Consolidated Statements of Earnings, Shareholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1995, together with the Notes to Consolidated Financial Statements and the related Independent Auditors' Report.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        BERKSHIRE HATHAWAY INC.


      Date:   July 22, 1996             /s/ Marc D. Hamburg
                                        -------------------------------
                                            Marc D. Hamburg
                                            Vice President & Chief
                                            Financial Officer